UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ABC Funding, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	56-2458730
(State of Incorporation)	(I.R.S. Employer Identification No.)

9160 South 300 West, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-121070 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock Par Value $.001 per share
(Title of Class)

Preferred Stock Par Value $.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

 Description of Registrant’s Securities to be Registered.

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) is Registrant’s 2nd Amendment to its Form SB-2 Registration Statement as filed with the SEC on March 15, 2005 under File No.: 333-121070, including, but not limited to Risk Factor No. 15 and sections entitled Dividend Policy and Description of Capital Stock, including subheadings: Introduction; Preferred Stock; Common stock; Authorized but Unissued Capital Stock and Shareholder Matters.

Item 2. Exhibits

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) are the following Exhibits filed (on February 4, 2005) with the Registrant’s 1st Amendment to its Form SB-2 Registration Statement under SEC File No. 333-121070 as follows.

Exhibit 3.1a:

Articles of Incorporation

Exhibit 3.2a:

By-Laws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	ABC FUNDING, INC.

Date	January 9, 2006

By	/s/ Harold Barson
Harold Barson, President

*Print the name and title of the signing officer under his signature

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